Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG (the Company) on Form 6-K furnished for the month of May 2026 containing its unaudited financial statements as of March 31, 2026 and for the three-month periods ending March 31, 2026 and 2025, as submitted to the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Martin Fischer, Chief Financial Officer and member of the Management Board, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ MARTIN FISCHER
Martin Fischer
Chief Financial Officer and member of the Management Board

May 5, 2026